UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 28, 2026

ADEIA INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-39304	84-4734590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3025 Orchard Parkway

San Jose, California 95134

(Address of Principal Executive Offices, including Zip Code)

(408) 473-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.001 per share)	ADEA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously announced, on May 4, 2026, Paul E. Davis, Adeia Inc.’s (the “Company”) chief executive officer, notified the Company and the Company’s Board of Directors (the “Board”) of his intention to step down as the Company’s chief executive officer and as a member of the Board to focus on his health and personal pursuits. On September 24, 2026, Mr. Davis resigned as chief executive officer and a member of the Board, effective October 12, 2026. On the same day, the Board accepted Mr. Davis’s resignation and following the recommendation of the Company’s transition committee, appointed Dipti Vachani to serve as Mr. Davis’s successor as chief executive officer and to fill Mr. Davis’s vacant seat on the Board, effective October 12, 2026 (the “CEO Commencement Date”).

Ms. Vachani, 53 years old, joins us with nearly 30 years of experience in the semiconductor industry. From 2018 to May 2026, she held the role of senior vice president, general manager, Automotive Business Unit for Arm Limited (Nasdaq: ARM), where she successfully developed market specific IP programs into new, high-value recurring revenue streams, helped develop Arm Total Access and Arm Flexible Access, expanding IP utilization across the licensee base, and founded the SOAFEE Alliance. From 2015 to 2018, Ms. Vachani served as vice president, general manager of Intel Corporation’s (Nasdaq: INTC) Internet of Things Group. From 2013 to 2015, Ms. Vachani served as vice president, general manager, Power, Lighting and Display at Skyworks Solutions (Nasdaq: SWKS). Before Skyworks, Ms. Vachani held various program and product line positions at Texas Instruments, Inc. (Nasdaq: TXN), ending as vice president, general manager, Single Core Processors. From 2022 to 2025, she served on the Board of Directors of Axcelis Technologies (Nasdaq: ACLS), where she was a member of the Compensation Committee and the Technology and New Product Development Committee. Ms. Vachani holds a B.S. in Computer Engineering from Texas A&M University, and an Executive M.B.A. from the University of Texas at Austin.

On September 25, 2026, the Company and Mr. Davis entered into a consulting agreement, effective October 12, 2026 (the “Davis Consulting Agreement”), pursuant to which Mr. Davis will remain with the Company as a consultant through December 31, 2026, to support a smooth transition. Pursuant to the terms of the Davis Consulting Agreement, Mr. Davis shall be paid a fixed fee of $183,000. The period of service covered by the Davis Consulting Agreement shall not be considered continuous service for purpose of any equity awards held by Mr. Davis, and Mr. Davis shall not vest in any additional equity awards during the effectiveness of the Davis Consulting Agreement. The Company has agreed to pay both the employee and employer portions of any premiums required for health care continuation coverage under COBRA, subject to Mr. Davis not becoming eligible for other health coverage through September 30, 2027.

The foregoing description of the Davis Consulting Agreement does not purport to be a complete description of such agreement or of the provisions summarized therein and is qualified in its entirety by reference to the actual text of the Davis Consulting Agreement, which will be filed as an exhibit to the Company’s Form 10-Q for the quarter ended September 30, 2026.

In connection with Ms. Vachani’s appointment as the new chief executive officer of the Company, Ms. Vachani and the Company entered into an offer letter on September 26, 2026 (the “CEO Offer Letter”) with a start date of October 12, 2026, and will also enter into a severance agreement (the “CEO Severance Agreement”) effective October 12, 2026.

The CEO Offer Letter provides that as of the CEO Commencement Date, Ms. Vachani will receive: (i) an annual base salary of $730,000; (ii) an annual target bonus opportunity equal to 100% of annual base salary based upon the Company’s achievement of its financial objectives and upon the achievement of individual objectives to be established by the Board (with the bonus amount for fiscal year 2026 to be prorated to reflect Ms. Vachani’s period of active employment during fiscal year 2026); and (iii) equity awards with an aggregate target grant date value of $11,000,000, consisting of (a) a time-based restricted stock unit award with a grant date value of $4,400,000 that vests over four years in accordance with the Company’s standard vesting terms, and (b) a performance-based restricted stock unit award with a target grant date value of $6,600,000 that vests, subject to Ms. Vachani’s continued employment, in a single vesting event following completion of a three-year performance period commencing on the CEO Commencement Date, based on the same performance goals and measurements that the Company has previously used for named executive officer performance-based restricted stock unit awards.

The CEO Severance Agreement has an initial term of three years, plus recurring one-year automatic renewals. The CEO Severance Agreement provides that, if Ms. Vachani’s employment is terminated by the Company without cause or if Ms. Vachani resigns for good reason, in each case, more than three months prior to a change in control or more than twelve months following a change in control, Ms. Vachani will be entitled to receive the following payments and benefits: (a) fully earned but unpaid base salary, reimbursement of business expenses incurred prior to the date of termination and accrued obligations in respect of all other benefits (collectively, the “Accrued Obligations”); (b) lump sum cash payment in an amount equal to 150% of the sum of (i) annual base salary plus (ii) target annual bonus for the fiscal year in which the date of termination occurs, prorated based on the number of days elapsed as of the date of termination for the fiscal year in which the date of termination occurs; (c) continuation of health benefits for a period of up to 18 months following the date of termination; and (d) immediate acceleration of vesting, as of the date of termination, of outstanding equity awards scheduled to vest within twelve months following the termination date (or for any performance-based equity awards, (I) those with a multi-year performance period that ends during such period or (II) to the extent any such award contains performance goals measured against fiscal year performance within a multi-year performance period, those with any such fiscal year(s) that have been completed on or prior to the termination date), with any performance-based awards vesting at either actual performance achievement or the greater of actual performance achievement and target performance achievement (depending on the applicable performance goal), except to the extent alternative acceleration is specifically provided for pursuant to the grant documents. If Ms. Vachani’s employment is terminated by the Company without cause or if Ms. Vachani resigns for good reason, in each case, within three months prior to a change in control or within twelve months following a change in control, the CEO Severance Agreement provides that Ms. Vachani will be entitled to receive the following payments and benefits: (a) the Accrued Obligations; (b) lump sum cash payment in an amount equal to 200% of the sum of (i) annual base salary plus (ii) target annual bonus for the fiscal year in which the date of termination occurs; (c) continuation of health benefits for a period of up to 24 months following the date of termination; and (d) immediate acceleration of vesting, as of the later of the date of termination or the date of such change in control, of outstanding equity awards, with any performance-based awards vesting at either actual performance achievement or the greater of actual performance achievement and target performance achievement (depending on the applicable performance goal), except to the extent alternative acceleration is specifically provided for pursuant to the grant documents. The severance payments and benefits (other than the Accrued Obligations) are subject to Ms. Vachani’s execution of a general release of claims in favor of the Company and continued compliance with the confidentiality and proprietary rights covenant set forth in the CEO Severance Agreement.

The foregoing description of the CEO Offer Letter and CEO Severance Agreement do not purport to be a complete description of each such agreement or of the provisions summarized therein and are qualified in their entirety by reference to the actual text of the CEO Offer Letter and CEO Severance Agreement, respectively, which will be filed as exhibits to the Company’s Form 10-Q for the quarter ended September 30, 2026.

There is no arrangement or understanding between Ms. Vachani and any other person pursuant to which Ms. Vachani was elected as a director of the Company. There are no family relationships between Ms. Vachani and any director or executive officer of the Company, and other than as described above, no transactions involving Ms. Vachani that would require disclosure under Item 404(a) of Regulation S-K.

Ms. Vachani also is executing the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.12 to the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 26, 2026.

Item 8.01 Other Events

On September 28, 2026, the Company issued a press release announcing the appointment of Ms. Vachani as chief executive officer and director, as further described therein. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated September 28, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2026	ADEIA INC.

	By:	/s/ Keith A. Jones
	Name:	Keith A. Jones

	Title:	Chief Financial Officer